Exhibit (99)

News Release

Ecolab Inc.

370 Wabasha Street North

St. Paul, Minnesota  55102

FOR IMMEDIATE RELEASE

Michael J. Monahan (651) 293-2809

ECOLAB REPORTS 11% THIRD QUARTER EPS INCREASE TO $0.40

2005 THIRD QUARTER HIGHLIGHTS:

•                                          Diluted net income per share +11% to a record $0.40

•                                          Sales +7% to a record $1.2 billion

•                                          Continued strong North America, Latin America and Asia Pacific businesses lead sales growth

•                                          U.S. Other Services continues solid sales gains and strong profit improvement

•                                          Full year outlook calls for 12%-13% EPS growth

	Third Quarter and Nine Months Ended Sept. 30
	Third Quarter		%	Nine Months		%
(Millions, except per share)	2005	2004	increase	2005	2004	increase
	(unaudited)			(unaudited)

Net Sales	$1,164.8	$1,090.3	7%	$3,393.3	$3,112.4	9%

Operating Income	171.6	158.9	8%	444.3	411.0	8%

Pretax Income	160.0	147.4	9%	409.4	377.0	9%
Taxes	56.3	52.4	7%	144.5	137.7	5%
Net Income	$103.7	$94.9	9%	$265.0	$239.2	11%

Diluted Net Income Per Common Share	$0.40	$0.36	11%	$1.02	$0.92	11%
Diluted Average Shares Outstanding	259.1	262.3	-1%	259.4	261.2	-1%

- more -

ST. PAUL, Minn., October 21, 2005:  Healthy sales trends in its North America, Asia Pacific and Latin America businesses, along with continued sharp profit improvement in U.S. Other Services, led Ecolab’s third quarter results to record levels for the period ended September 30, 2005.

Ecolab’s consolidated sales increased 7% to a record $1.2 billion in 2005’s third quarter. Net income increased 9% to a record $104 million, or $0.40 per diluted share.  Currency translation had a favorable impact on net income growth of approximately $1.6 million for the third quarter of 2005.

Commenting on the quarter, Douglas M. Baker, Ecolab’s President and Chief Executive Officer said, “We continued to see solid sales growth in our North America, Latin America and Asia Pacific operations in the third quarter, while Europe saw modest but improving gains.  We achieved good growth in our core hospitality and foodservice markets as a result of our investments in new products and an increased sales and service force.  We are also realizing improving returns from our newer strategic growth businesses.  In addition, we continued to aggressively implement pricing and cost reduction actions to address the higher raw material cost environment. We performed well in our key areas, and we are pleased with our results.”

“Our outlook for 2005 remains strong and we look for 12%-13% earnings growth for the full year.  While the impact of the hurricanes has had only a minor impact on our sales, they have added to the existing headwind we face on our costs.  As a result, we are increasing our actions to offset them over time.  We are taking effective actions to address the year’s challenges, developing new business opportunities, and at the same time continuing to make the right investments for our future which we believe will sustain consistent double-digit EPS growth for the years to come.  We remain dedicated in our efforts to build on and improve the performance that made us the global leader, and to sustain our growth, superior shareholder returns and expanded industry leadership in 2005 and the years ahead.”

Third quarter sales for Ecolab’s United States Cleaning & Sanitizing operations rose 7% over the third quarter of 2004 to $510 million, led by Institutional, Food & Beverage and Kay. Excluding acquisitions, sales rose 6% for the quarter.  Ecolab’s United States Cleaning & Sanitizing operating income rose 6% to $91 million, as the benefits of the higher sales, cost efficiencies, increased pricing and favorable general and administrative costs were slightly offset by higher delivered product costs.

United States Other Services sales increased 10% to $98 million in the third quarter with

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good sales gains by both Pest Elimination and GCS.  Operating income in the third quarter of 2005 increased 81% to $12 million as GCS continues to show sharp profitability improvement.

Sales of Ecolab’s International operations, when measured at fixed currency rates, rose 5% to $574 million in the third quarter. Excluding acquisitions, sales rose 4%. Latin America sales showed double-digit sales gains, and Asia Pacific and Canada sales also showed good increases; Europe recorded a modest sales gain as weak economies in major central countries slowed results.  Fixed currency operating income declined 2% to $70 million, as sales growth and pricing initiatives were more than offset by higher delivered product costs and less favorable business mix.  At public currency rates, International sales increased 6% and operating income grew 2%.

Business Outlook

Certain information presented in this new release, including the following statements, are forward-looking and based on current expectations.  Actual results may differ materially.  These statements do not include the potential impact of business acquisitions, divestitures, higher than anticipated raw material price increases or other material corporate events, which may be completed after the date of this release.  This Business Outlook section should be read in conjunction with the information on “Forward-Looking Statements” at the end of this release.

Ecolab expects sales for both domestic and international operations (in fixed currencies) to increase in the fourth quarter 2005 over the fourth quarter 2004. Gross margins are expected to be in the 50%-51% range compared with 50.3% last year.  Selling, general and administrative expenses are expected to approximate 38% compared with 38.9% a year ago.  Interest expense is expected to be approximately $11 million.  The effective tax rate should be approximately 36%.  Overall, currency translation is expected to negatively impact fourth quarter earnings.  Diluted earnings per share are expected to be in the $0.31-$0.33 range in the fourth quarter of 2005.  For the full year ending December 31, 2005, Ecolab expects diluted earnings per share in the $1.33 -$1.35 range.  In 2004, Ecolab reported net income per share of $1.19.

Ecolab plans to adopt SFAS 123(R), the new standard for expensing stock options no later than the beginning of 2006, as required.  The above forecasts for the fourth quarter and full year 2005 do not include any impact from this accounting rule change.  As part of the transition to the new standard, Ecolab expects to restate its earnings history in line with the pro forma

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amounts historically disclosed in Ecolab’s financial statements.  Ecolab expects to present these restated GAAP results on Ecolab’s website at www.ecolab.com/investor.

In addition, Ecolab continues to evaluate the reinvestment of foreign earnings in the United States pursuant to the provisions of the American Jobs Creation Act of 2004.  This Act provides the company the opportunity to tax efficiently repatriate foreign earnings for U.S. qualifying investments specified in a domestic reinvestment plan.  Any tax charges resulting from a possible repatriation are not considered in the above forecasts.

With 2004 sales of $4.2 billion, Ecolab is the leading global developer and marketer of premium cleaning, sanitizing, pest elimination, maintenance and repair products and services for the hospitality, foodservice, institutional and industrial markets.

Ecolab shares are traded on the New York Stock Exchange under the symbol ECL.  Ecolab news releases and other investor information are available on the Internet at http://www.ecolab.com.

Ecolab will host a live webcast to review the third quarter earnings announcement today at 1:00 p.m. Eastern Time.  The webcast will be available to the public on Ecolab’s website at http://www.ecolab.com/investor.  A replay of the webcast will be available at that site through November 4, 2005.

Listening to the webcast requires Internet access, a soundcard and the Windows Media Player or other compatible streaming media player. If you do not have the Media Player client installed on your PC, you may download a free version of Media Player at http://www.microsoft.com/windows/windowsmedia/download/default.asp.

This news release contains various “Forward-Looking Statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These include statements concerning our 2005 fourth quarter and full year financial and business prospects, including estimated sales, gross margins, selling, general and administrative expenses, interest expense, effective tax rates, currency translation, earnings per share and future pricing, cost reductions and accounting for stock options. These statements, which represent Ecolab’s expectations or beliefs concerning various future events, are based on current expectations that involve a number of risks and uncertainties that could cause actual results to differ materially from those of such Forward-Looking Statements.

Risks and uncertainties that may affect operating results and business performance include:

•            the vitality of the foodservice, hospitality, travel, health care and food processing industries;

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•            restraints on pricing flexibility due to competitive factors, customer or vendor consolidations, and existing contractual obligations;

•            changes in oil or raw material prices or unavailability of adequate and reasonably priced raw materials or substitutes therefor;

•            the occurrence of capacity constraints or the loss of a key supplier or the inability to obtain or renew supply agreements on favorable terms;

•            the effect of future acquisitions or divestitures or other corporate transactions;

•            our ability to achieve plans for past acquisitions;

•            the costs and effects of complying with: (i) laws and regulations relating to the environment and to the manufacture, storage, distribution, efficacy and labeling of our products, and (ii) changes in tax, fiscal, governmental and other regulatory policies;

•            economic factors such as the worldwide economy, interest rates and currency movements including, in particular, our exposure to foreign currency risk;

•            the occurrence of (a) litigation or claims, (b) the loss or insolvency of a major customer or distributor, (c) war (including acts of terrorism or hostilities which impact our markets), (d) natural or manmade disasters, or (e) severe weather conditions or public health epidemics affecting the foodservice, hospitality and travel industries;

•            loss of, or changes in, executive management;

•            our ability to continue product introductions or reformulations and technological innovations; and

•            other uncertainties or risks reported from time to time in our reports to the Securities and Exchange Commission.

In addition, we note that our stock price can be affected by fluctuations in quarterly earnings.  There can be no assurances that our earnings levels will meet investors’ expectations.  We undertake no duty to update our Forward-Looking Statements.

###

5

IMMEDIATE RELEASE

M.J. Monahan

(651) 293-2809

ECOLAB INC.

CONSOLIDATED STATEMENT OF INCOME

THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2005

(unaudited)

	Third Quarter		Nine Months
(thousands, except per share)	2005	2004	2005	2004

Net Sales	$1,164,773	$1,090,316	$3,393,317	$3,112,398

Cost of Sales *	572,406	519,669	1,669,621	1,498,372
Selling, General and Administrative Expenses	420,791	410,360	1,279,372	1,198,180
Special Charges **	—	1,345	—	4,896

Operating Income	171,576	158,942	444,324	410,950

Interest Expense, Net	11,529	11,566	34,903	33,956

Income before Income Taxes	160,047	147,376	409,421	376,994

Provision for Income Taxes	56,305	52,429	144,454	137,748

Net Income	$103,742	$94,947	$264,967	$239,246

Diluted Net Income per Common Share	$0.40	$0.36	$1.02	$0.92

Weighted-Average Common Shares Outstanding
Basic	255,817	258,368	255,854	257,509
Diluted	259,086	262,252	259,410	261,240

*            Cost of sales includes income from reductions in restructuring accruals of $66 for the nine months ended September 30, 2004.

**     Special charges include a revision of prior restructuring expenses of $255 and $684 for the third quarter and nine months ended September 30, 2004, respectively. Special charges for the third quarter and nine months ended September 30, 2004 also include a charge of $1,600 for in-process research and development recorded as part of the acquisition of Alcide Corp. Special charges for the nine months ended September 30, 2004 also include a charge of $3,980 related to the disposal of a product line.

ECOLAB INC.

OPERATING SEGMENT INFORMATION

THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2005

(unaudited)

	Third Quarter		Nine Months
(thousands)	2005	2004	2005	2004

Net Sales
United States
Cleaning & Sanitizing	$510,476	$478,464	$1,474,463	$1,359,823
Other Services	98,315	89,157	280,453	252,807
Total	608,791	567,621	1,754,916	1,612,630
International	573,981	547,871	1,639,134	1,566,678
Effect of Foreign Currency Translation	(17,999)	(25,176)	(733)	(66,910)
Consolidated	$1,164,773	$1,090,316	$3,393,317	$3,112,398

Operating Income
United States
Cleaning & Sanitizing	$91,206	$86,443	$245,002	$239,030
Other Services	12,142	6,697	31,808	20,018
Total	103,348	93,140	276,810	259,048
International	69,582	70,966	166,494	165,138
Corporate Expense*	—	(1,345)	—	(4,830)
Effect of Foreign Currency Translation	(1,354)	(3,819)	1,020	(8,406)
Consolidated	$171,576	$158,942	$444,324	$410,950

*            Consistent with the company’s internal management reporting, corporate expense includes income from reductions in restructuring accruals of $255 and $750 for the third quarter and nine months ended September 30, 2004, respectively. Corporate expense for the third quarter and nine months ended September 30, 2004 also includes a charge of $1,600 for in-process research and development recorded as part of the acquisition of Alcide Corp. Corporate expense for the nine months ened September 30, 2004 also includes a charge of $3,980 related to the disposal of a grease management product line.

ECOLAB INC.

CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2005

	September 30	December 31	September 30
(thousands)	2005	2004	2004
	(unaudited)		(unaudited)

Assets
Current assets
Cash and cash equivalents	$165,308	$71,231	$72,097
Accounts receivable, net	801,981	738,266	739,057
Inventories	337,518	338,603	325,951
Deferred income taxes	73,844	76,038	75,984
Other current assets	68,914	54,928	53,456
Total current assets	1,447,565	1,279,066	1,266,545

Property, plant and equipment, net	837,850	834,730	783,210

Goodwill, net	964,888	991,811	934,671

Other intangible assets, net	213,635	229,095	221,875

Other assets, net	364,644	381,472	343,111

Total assets	$3,828,582	$3,716,174	$3,549,412

Liabilities and Shareholders’ Equity
Current liabilities
Short-term debt	$169,529	$56,132	$83,312
Accounts payable	264,196	269,561	251,921
Compensation and benefits	199,108	231,856	214,342
Income taxes	49,955	22,709	68,043
Other current liabilities	383,264	359,289	350,370
Total current liabilities	1,066,052	939,547	967,988

Long-term debt	539,019	645,445	611,378

Postretirement health care and pension benefits	291,343	270,930	254,199

Other liabilities	287,838	297,733	245,321

Shareholders’ equity	1,644,330	1,562,519	1,470,526

Total liabilities and shareholders’ equity	$3,828,582	$3,716,174	$3,549,412

ECOLAB INC.

SUPPLEMENTAL DILUTED EARNINGS PER SHARE INFORMATION

(unaudited)

			Six		Nine
	Quarter	Quarter	Months	Quarter	Months	Quarter	Year
	Ended	Ended	Ended	Ended	Ended	Ended	Ended
	March 31	June 30	June 30	Sept. 30	Sept. 30	Dec. 31	Dec. 31
	2004	2004	2004	2004	2004	2004	2004

Pro forma income from ongoing operations	$0.26	$0.30	$0.56	$0.36	$0.92	$0.27	$1.19
Pro forma adjustments:
Special charges	(0.01)	—	(0.01)	—	(0.01)	—	(0.01)
Net income, as reported	$0.25	$0.30	$0.55	$0.36	$0.92	$0.27	$1.19

			Six		Nine
	Quarter	Quarter	Months	Quarter	Months
	Ended	Ended	Ended	Ended	Ended
	March 31	June 30	June 30	Sept. 30	Sept. 30
	2005	2005	2005	2005	2005

Pro forma income from ongoing operations	$0.29	$0.33	$0.62	$0.40	$1.02
Pro forma adjustments:
Special charges	—	—	—	—	—
Net income, as reported	$0.29	$0.33	$0.62	$0.40	$1.02

Per share amounts do not necessarily sum due to changes in shares outstanding and rounding.

The non-GAAP financial measures in the tables above are provided to assist in the reader’s understanding of the comparability of the company’s operations for 2005 and 2004. The company believes that pro forma income from ongoing operations, a non-GAAP financial measure, is a useful basis to compare the company’s results against, because unusual items during 2004 impacted the company’s reported net income (see “pro forma adjustments” in table above). The presentation above reconciles as reported net income (U.S. GAAP amounts) to pro forma income from ongoing operations for the quarters and interim year-to-date periods ended March 31, June 30 and September 30, 2005 and for the quarters and interim year-to-date periods ended March 31, June 30, September 30 and December 31, 2004. The information was originally presented in the company’s quarterly earning releases. Special charges for 2004 includes reductions to prior restructuring expenses, losses related to the sale of a product line, a charge for in-process research and development and a favorable tax benefit related to prior periods. The pro forma information should not be construed as an alternative to reported results under U.S. GAAP.